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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Eclipse Surgical Technologies, Inc. on Form S-8 (File No. 333-05009) of our report dated January 30, 1998, on our audits of the financial statements and financial statement schedule of Eclipse Surgical Technologies, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                             COOPERS & LYBRAND L.L.P.




San Jose, California
March 2, 1998

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